UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement with Michael E. Marks

On July 8, 2005, Flextronics International USA, Inc. (“FIUI”), a U.S. subsidiary of Flextronics International Ltd. (the “Company”), entered into an employment agreement with Michael E. Marks, the Company’s Chief Executive Officer (the “Employment Agreement”). The Employment Agreement, which has an effective date of July 8, 2005, generally provides that Mr. Marks will (i) continue to serve as the Company’s Chief Executive Officer until a transition date of January 31, 2006 or such earlier date mutually agreed upon by the parties (the “Transition Date”) and (ii) subject to his re-election at the 2006 Annual General Meeting of Shareholders and unless earlier terminated as set forth in the Employment Agreement, serve as the Company’s Chairman of the Board of Directors for a transition period from the Transition Date until at least July 1, 2009 (the “Termination Date”).

The Employment Agreement outlines certain terms related to Mr. Marks’s continued service to the Company, including terms providing that Mr. Marks is to receive: (i) a salary at his current rate of pay until July 1, 2007, (ii) no cash bonuses beginning on the Transition Date, (iii) no director compensation for periods prior to the Termination Date, (iv) payment of a salary of $5,000 per month from July 1, 2007 until the Termination Date, (v) health insurance until the Termination Date and medical and dental benefits for the remainder of Mr. Marks’s life following the Termination Date, (vi) disability insurance until the Termination Date, (vii) the right to continue to make contributions to his 401(k) plan until the Termination Date, (viii) personal use of the Company’s corporate jets beginning on the Termination Date, subject to availability, and subject to Mr. Marks’s reimbursement of the Company’s variable cost as determined by FIUI in its sole discretion, (ix) no additional grants of stock options in Mr. Marks’s capacity as an employee, (x) acceleration of vesting of options if the Termination Date occurs prior to July 1, 2009 as a result of a resignation requested by the Board of Directors under certain circumstances, and (xi) no director equity compensation for periods prior to the Termination Date.

Under the Employment Agreement, Mr. Marks is bound by certain conflict of interest and non-solicitation restrictions, and will remain bound by an existing confidentiality agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Employment Agreement, which is filed as Exhibit 10.01 to this Report on Form 8-K.

Flextronics International USA, Inc. 2005 Senior Executive Deferred Compensation Plan

On July 7, 2005, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the Flextronics International USA, Inc. 2005 Senior Executive Deferred Compensation Plan (together with the related form of Rabbi Trust Agreement and the Deferral Agreement Form for 2005, the “Senior Executive Plan”). The following persons who are expected to be “named executive officers” (as defined in Item 402(a)(2) of Regulation S-K) for purposes of the Company’s Proxy Statement for the 2005 Annual General Meeting of Shareholders are initially designated as eligible to participate in the Senior Executive Plan: Michael McNamara (the Company’s Chief Operating Officer) and Thomas J. Smach (the Company’s Chief Financial Officer).

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Under the Senior Executive Plan, a participant may defer all or a part of his or her compensation in accordance with the applicable deferral agreement executed by the participant and FIUI. The deferred compensation is credited to a deferral account established for each participant under the Senior Executive Plan for recordkeeping purposes. Amounts credited to a deferral account are deemed to be invested in hypothetical investments selected by an investment manager on behalf of each participant. Under the Senior Executive Plan, which is an unfunded plan, FIUI entered into a trust agreement, providing for the establishment of an irrevocable trust into which FIUI is required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes required to be withheld.

The foregoing description of the Senior Executive Plan, is qualified in its entirety by reference to the complete terms and conditions of the Senior Executive Plan, which is filed as Exhibit 10.02 to this Report on Form 8-K.

Deferred Bonuses

On July 7, 2005, the Compensation Committee approved award agreements (the “Award Agreements”) providing for deferred long-term incentive bonuses (the “Deferred Bonuses”) in return for services to be performed in the future for the benefit of the Company to the following persons who are expected to be “named executive officers” (as defined in Item 402(a)(2) of Regulation S-K) for purposes of the Company’s Proxy Statement for the 2005 Annual General Meeting of Shareholders: Michael McNamara (the Company’s Chief Operating Officer), Thomas J. Smach (the Company’s Chief Financial Officer) and Peter Tan (the Company’s President and Managing Director, Asia Operations).

The Deferred Bonuses will not be paid currently, but will be, in the case of Mr. McNamara and Mr. Smach, credited to such person’s deferral account under the Senior Executive Plan (which is discussed more fully above), and, in the case of Mr. Tan, credited to an account with a mutually acceptable brokerage firm.

The amounts of the Deferred Bonuses are as follows:

Named Executive Officer	Amount
Michael McNamara	$5,000,000
Thomas J. Smach	$3,000,000
Peter Tan	$3,200,000

The Deferred Bonuses for Mr. McNamara and Mr. Smach will vest as follows: (i) 10% will vest on April 1, 2006; (ii) an additional 15% will vest on April 1, 2007; (iii) an additional 20% will vest on April 1, 2008; (iv) an additional 25% will vest on April 1, 2009; and (v) an additional 30% will vest on April 1, 2010. The Deferred Bonuses for Mr. McNamara and Mr. Smach will be 100% vested upon a change of control (as defined in the Senior Executive Plan) if they are employed at that time or if their employment is terminated as a result of death or disability.

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The Deferred Bonus for Mr. Tan will be paid as follows: (i) 0% will be paid if Mr. Tan’s employment is terminated for any reason (other than death or disability) before April 1, 2008; (ii) 50% will be paid if Mr. Tan’s employment is terminated (other than as a result of death or disability) on or after April 1, 2008; and (iii) 100% will be paid if Mr. Tan’s employment is terminated on or after April 1, 2009. 100% of the Deferred Bonus will be paid to Mr. Tan if his employment is terminated as a result of death or disability.

The foregoing description of the Award Agreements, is qualified in its entirety by reference to the complete terms and conditions of each of the Award Agreements for Mr. McNamara, Mr. Smach and Mr. Tan, which are filed as Exhibits 10.03, 10.04 and 10.05, respectively, to this Report on Form 8-K.

Ronny Nilsson Bonus

On July 7, 2005, the Compensation Committee approved the payment of a $500,000 cash bonus to Ronny Nilsson (the Company’s President, Flextronics Network Services), who is expected to be a “named executive officer” (as defined in Item 402(a)(2) of Regulation S-K) for purposes of the Company’s Proxy Statement for the 2005 Annual General Meeting of Shareholders, as part of the pending separation of his employment with the Company in connection with the pending merger of the Company’s Flextronics Network Services business with Telavie AS, a company wholly-owned by Altor, a private equity firm focusing on investments in the Nordic region.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed with this Report on Form 8-K:

Exhibit
10.01	Employment Agreement, dated as of July 8, 2005, by and between Michael E. Marks and Flextronics International USA, Inc.

10.02	Flextronics International USA, Inc. 2005 Senior Executive Deferred Compensation Plan (together with the related form of Rabbi Trust Agreement and the Deferral Agreement Form for 2005).

10.03	Award Agreement for Michael McNamara.

10.04	Award Agreement for Thomas J. Smach.

10.05	Award Agreement for Peter Tan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: July 13, 2005	By:	/s/ Thomas J. Smach
	Name:	Thomas J. Smach
	Title:	Chief Financial Officer

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